      As Filed with the Securities and Exchange Commission on September 2, 1997
                                                   Registration No. 333-_______
          -----------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                  __________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                 ____________________

                               USCS INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                    DELAWARE                                   94-1727009
               (State or other jurisdiction of              (I.R.S. Employer
               incorporation or organization)               Identification No.)


                               2969 Prospect Park Drive
                       Rancho Cordova, California  95670
                 (Address of Principal Executive Offices) (zip code)

                 USCS INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN
                     USCS INTERNATIONAL, INC. BONUS DEFERRAL PLAN
                              (Full Title of the Plans)

                                 MARY G. JORDAN, ESQ.
                    Vice President, General Counsel and Secretary
                               USCS INTERNATIONAL, INC.
                               2969 Prospect Park Drive
                      Rancho Cordova, California  95670-6184
                                     916-636-4500
               (Name, address and telephone number of agent for service)

                                   With a copy to:
                      GILLES S. ATTIA, ESQ., Graham & James LLP
             400 Capitol Mall, Suite 2400,  Sacramento, California  95814
                                    (916) 558-6700

CALCULATION OF REGISTRATION FEE
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

                                              PROPOSED     PROPOSED
 TITLE OF                                     MAXIMUM      MAXIMUM
SECURITIES                      AMOUNT       OFFERING     AGGREGATE     AMOUNT OF
  TO BE                         TO BE        PRICE PER     OFFERING   REGISTRATION
REGISTERED(1)                 REGISTERED     OBLIGATION    PRICE(2)       FEE
--------------------------------------------------------------------
--------------------------------------------------------------------
Pursuant to
USCS  Deferred Comp. Plan
Obligations. . . . . . . . $10,000,000       100%     $10,000,000    $3,030.30

Pursuant to
USCS  Bonus Deferral
Obligations. . . . . . . . $10,000,000       100%     $10,000,000    $3,030.30

Total. . . . . . . . . . . $20,000,000       100%     $20,000,000    $6,060.60

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(1) The USCS Deferred Compensation Plan Obligations and the USCS Bonus Deferral
    Obligations are unsecured obligations of USCS International, Inc., to pay deferred compensation in the future in accordance with, respectively, the USCS International, Inc. Deferred Compensation Plan and the USCS International, Inc., Bonus Deferral Plan.

(2) Estimated solely for the purpose of determining the registration fee.


                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participant employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents which have heretofore been filed by USCS International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and filed with the Commission on March 28, 1997 (the "Annual Report");

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Act since the end of the fiscal year covered by the Annual Report;

                (c) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1996, by which the shares of Common Stock of the Company were registered under Section 12 of the 1934 Act.

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

                The obligations (the "Obligations") under the Deferred Compensation Plan and the Bonus Deferral Plan (the "Plans") are general unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plans, form the general assets of the Registrant, and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. A brief description of certain aspects of the Plans follows (the official provisions of the Plans are attached as Exhibit 4.1 and 4.2 hereto, which control in the case of a discrepancy).

                Participation in the Plans is generally limited to senior management and persons selected by the Board of Directors, in the case of the Deferred Compensation Plan, and a Committee selected by the Board of Directors in the case of the Bonus Deferral Plan ("Participant"). The Deferred Compensation Plan allows a Participant to defer a portion of the Participant's pre-tax base salary (with a minimum deferral of $5,000 per year). The Bonus Deferral Plan allows a Participant to defer a portion of the Participant's bonuses and other incentive compensation.

                The amount deferred by each Participant is determined in accordance with each Participant's deferral election. Each Obligation will be payable during employment in accordance with the terms of the Plans. After termination, a Participant will begin receiving distributions in either a lump sum payment or five, ten or fifteen annual installment payments beginning no later than January 15 of the plan year following the Participant's termination date in accordance with the Participant's initial election. If a Participant dies, the balance then credited to the Participant's account shall be distributed to the Participant's beneficiary(s) in the same manner as if the employee were terminated.

                The amount deferred will be credited to that Participant's account and will receive deemed interest in accordance and with such calculation as the Registrant's Board of Directors, in its sole discretion, may determine from time to time. The amount deferred will be denominated and be payable in United States Dollars.

                A Participant's, or any other person with rights to the Obligations, may not sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plans and such rights and interest shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.

                The Registrant reserves the right to amend or terminate the Plans at any time, except that no such amendment or termination shall adversely affect a Participant's right to the Obligations in the amount of the Participant's account as of the date of such amendment or termination.

                The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations and taking action upon default.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

         The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide for expanded indemnification of directors and officers of the Company and limit the liability of directors of the Company. The Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company, or is or was serving as an officer, director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that such director or officer shall provide the Company with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. No person shall be indemnified by the Court for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under
Section 16(b) of the Securities Exchange Act of 1934, as amended. The Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Company has also entered into agreements to indemnify its officers and directors in addition to the indemnification provided for in the Company's Bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.

                    The following exhibits are filed with this Registration Statement.

                    NUMBER    DESCRIPTION OF EXHIBIT

                    4.1       USCS International, Inc. Bonus Deferral Plan

                    4.2       U.S. Computer Services Deferred Compensation Plan

                    5.1 Opinion of Graham & James LLP regarding the legality of the securities being registered herein

                    23.1 Consent of Graham & James LLP (incorporated by reference to Exhibit 5.1 hereof).

                    23.2      Consent of Price Waterhouse LLP.

                    24.1      Power of Attorney (see signature page).

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering.

          (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the registrant, the Bylaws of Registrant and the indemnification agreements described above in Item 6, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, County of Sacramento, State of California, on the 29th day of August, 1997.

                                   USCS INTERNATIONAL, INC.


                                   By:     /Mary G. Jordan/
                                       --------------------------------------
                                        Mary G. Jordan
                                        Vice President, General Counsel and
                                        Secretary

                               POWER OF ATTORNEY
for Form S-8 for the USCS Deferred Compensation Plan and the USCS Bonus Deferral Plan

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary G. Jordan and Douglas L. Shurtleff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement and to perform any acts necessary in order to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Dated:  July 30, 1997         / James C. Castle/
                              -----------------------------------------
                              James C. Castle
                              Chief Executive Officer and Chairman of the Board
                                of Directors
                              (Principal Executive Officer)


Dated:  July 30, 1997         / George L. Argyros, Sr./
                              -----------------------------------------
                              George L. Argyros, Sr.
                              Director


Dated:  July 30, 1997         / George M. Crandell, Jr./
                              -----------------------------------------
                              George M. Crandell, Jr.
                              Director


Dated:  July 30, 1997         / Charles D. Martin/
                              -----------------------------------------
                              Charles D. Martin
                              Director


Dated:  July 30, 1997         / Michael F. McGrail/
                              -----------------------------------------
                              Michael F. McGrail
                              Director


Dated:  July 30, 1997         / Larry W. Wangberg/
                              -----------------------------------------
                              Larry W. Wangberg
                              Director

Dated:  July 30, 1997         / Douglas L. Shurtleff/
                              -----------------------------------------
                              Douglas L. Shurtleff
                              Senior Vice-President of Finance and
                              Chief Financial Officer (Principal Financial
                                Officer)



                                      - A N D -

Dated:  July 30, 1997         / Zaida A. Klein/
                              -----------------------------------------
                              Zaida A. Klein
                              Chief Accounting Officer and Controller
                              (Principal Accounting Officer)

                                  INDEX TO EXHIBITS

NUMBER    DESCRIPTION OF EXHIBIT

4.1            USCS International, Inc. Bonus Deferral Plan

4.2            U.S. Computer Services Deferred Compensation Plan

5.1            Opinion of Graham & James LLP regarding
               legality of the shares of Common Stock.

23.1           Consent of Graham & James LLP
               (incorporated by reference to
               Exhibit 5.1 hereof).

23.2           Consent of Price Waterhouse LLP.

24.1           Power of Attorney (see signature page).